CONSULTING AGREEMENT- TSF

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI), a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and Dr. Larry Stowe, (The Stowe Foundation) of 6340 Lake Worth Blvd. #403, Fort Worth, TX 76135 (phone 817-236-2010- fax 817-236-2008 info@thestowefoundation.org), (TSF), an organization, collectively referred to as “The Parties”.

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, TSF has experience in gas and oil well drilling operations in the United States, a network of drilling related contacts and relationships, is a consultant in oil and gas financial and operational matters to a client list of potential investors;

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.
TSF will perform ongoing duties under the direction of IEI’s President and Board of Directors under the following parameters:
1.	Assisting in raising short term funding dollars to help meet immediate expenses regarding IEI’s well and drilling activities (Wells) in the DuBois field in Indiana, and
2.	Developing a 45 day completion strategy to ensure IEI’s completion of the Wells and have them into full production, and
3.	Represent IEI interests and in discussions and negotiations with field personnel, prospective funding sources or related parties.
4.	Provide direct assistance in execution of the strategy described above in #2.

Compensation.
IEI shall compensate TSF for these services as follows:
1-	Reimbursement for all approved business-related expenses commencing May 15, 2009.
2-
TSF shall receive ten thousand dollars ($10,000) payable five thousand dollars by 15 May 2009 and another five thousand payable on or before May 22nd, 2009 for the completion of items #1 and #2 and #3 under the Services section above.

3-
Payment of an additional twenty-five thousand dollars ($25,000) for completion of item #4 under the Services section above, said compensation subject to receipt of funding from any source for the completion of the Wells.

Independent Contractor and No Agency Relationship.  TSF shall be compensated as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Governing Law.  This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term.  The term of this Agreement is 45 days commencing 15 May 2009.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

May 15, 2009
Steve Durdin, President	Date

Dr. Lawrence Stowe

Dr. Lawrence Stowe	Date	SSAN or TIN